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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Celldex Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CELLDEX THERAPEUTICS, INC.
119 FOURTH AVENUE
NEEDHAM, MA 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 12, 2013

To the Stockholders of
Celldex Therapeutics, Inc.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Celldex Therapeutics, Inc. (the "Company" or "we" or "us") will be held at the offices of Lowenstein Sandler LLP, 65 Livingston Avenue, Roseland, New Jersey 07068, on June 12, 2013 beginning at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters to:

  •
  elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

  •
  ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013;

  •
  approve an amendment to our 2004 Employee Stock Purchase Plan to increase the shares reserved for issuance thereunder by 137,500 to 200,000;

  •
  approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement; and

  •
  address any other matters that may properly come before the meeting.

        Only stockholders of record at the close of business on April 15, 2013 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

        Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors
Avery W. Catlin Chief Financial Officer and Secretary

April 25, 2013
Needham, MA

CELLDEX THERAPEUTICS, INC.
119 FOURTH AVENUE
NEEDHAM, MA 02494

PROXY STATEMENT

        This proxy statement contains information related to the Annual Meeting of Stockholders to be held on June 12, 2013 at 9:00 a.m. local time, at the offices of Lowenstein Sandler LLP, 65 Livingston Avenue, Roseland, New Jersey 07068, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Celldex Therapeutics, Inc. The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about April 25, 2013.

        Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 12, 2013.

        Our proxy materials, including our Proxy Statement for the 2013 Annual Meeting, 2012 Annual Report to Stockholders (which contains our Annual Report on Form 10-K) and proxy card, are available on the Internet at www.proxyvote.com.

 ABOUT THE MEETING

Why are we calling this Annual Meeting?

        We are calling the Annual Meeting to seek the approval of our stockholders to:

  •
  elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

  •
  ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013;

  •
  approve an amendment to our 2004 Employee Stock Purchase Plan to increase the shares reserved for issuance thereunder by 137,500 to 200,000;

  •
  approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement; and

  •
  address any other matters that may properly come before the meeting.

What are the Board's recommendations?

        Our Board of Directors recommends that you vote:

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  FOR the election of each of the seven director nominees;

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  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013;

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  FOR the approval of an amendment to our 2004 Employee Stock Purchase Plan to increase the shares reserved for issuance thereunder by 137,500 to 200,000; and

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  FOR an advisory vote on the compensation of the named executive officers as described in this proxy statement.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on the record date, April 15, 2013, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon. As of the record date, we had 80,870,320 outstanding shares of common stock.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting. For security reasons, you must comply with our pre-registration requirements, you must present a form of government issued photograph identification on the day of the Annual Meeting and you must arrive at least thirty minutes prior to the meeting in order to attend the Annual Meeting. If you are a stockholder of record and plan to attend the Annual Meeting, please contact Kathy Reamer by email at kreamer@celldextherapeutics.com or by phone at 908-454-7120 ext. 308 to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail or email, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Celldex Therapeutics, Inc., 222 Cameron Drive, Suite 400, Phillipsburg, NJ 08865, Attn: Kathy Reamer or kreamer@celldextherapeutics.com. Attendance at the Annual Meeting will be limited to persons who pre-registered on or before June 7, 2013, who present a form of government-issued photograph identification on the day of the Annual Meeting, and who arrive by 8:30 am local time.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

        You can vote on matters that come before the Annual Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

        Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

        If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.

        If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

        You may revoke your proxy at any time before it is exercised by:

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  filing with the Secretary of the Company a notice of revocation;

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  sending in another duly executed proxy bearing a later date; or

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  attending the meeting and casting your vote in person.

        Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in "What vote is required to approve each proposal?" below.

What are "broker non-votes"?

        Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed "routine", such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called "broker non-votes."

        The election of directors (Proposal No. 1), the approval of an amendment to our 2004 Employee Stock Purchase Plan (Proposal No. 3) and the advisory vote on the compensation of our named executive officers (Proposal No. 4) are not considered to be "routine" matters and brokers are not permitted to vote on those matters if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal No. 2) is considered to be a "routine" matter, and hence your brokerage firm will be able to vote on Proposal No. 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

        Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to any of the proposals.

What vote is required to approve each proposal?

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business.

Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

        Assuming that a quorum is present, the following votes will be required:

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  With respect to the election of directors (Proposal No. 1), the seven nominees receiving the highest number of FOR votes (from the holders of shares present in person or represented by proxy) will be elected as directors.

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  With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

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  With respect to the approval of an amendment to our 2004 Employee Stock Purchase Plan (Proposal No. 3), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

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  With respect to the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 4), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

        Holders of the common stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the meeting.

How are we soliciting this proxy?

        We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

 PROPOSAL 1: TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING
AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY
ELECTED AND QUALIFIED

(Proposal No. 1)

        At the Annual Meeting, seven directors are to be elected. All directors of the Company hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

        It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board of Directors. In accordance with our by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the seven nominees named below.

Nominees for Election

        The persons listed below are our current directors and have been nominated for re-election (the "Director Nominees") to fill the seven director positions to be elected by the holders of the common stock.

Directors	Age	Year First Became Director
Larry Ellberger (Chairman of the Board)	65	2003
Anthony S. Marucci (Chief Executive Officer)	51	2008
Herbert J. Conrad	80	2008
George O. Elston	48	2008
Harry H. Penner, Jr.	67	1997
Timothy M. Shannon, M.D.	54	2009
Karen L. Shoos	59	2001

        The following biographical descriptions set forth certain information with respect to the Director Nominees, based on information furnished to Celldex by each Director Nominee.

Director Nominees

        Larry Ellberger was appointed Chairman of the Board of Directors in September 2009 and has been a director of Celldex since August 2003. From 2003 to July 2012, Mr. Ellberger was Founding Partner of HVA, Inc. a consulting firm specializing in business development, product acquisition and licensing, and mergers and acquisitions for pharmaceutical, biotechnology, drug delivery, and medical device companies. From October 2005 to May 2006, Mr. Ellberger was Interim Chief Executive Officer of PDI, Inc., a provider of sales and marketing services to the biopharmaceutical industry. Previously, he was a member of the Board of Directors of PDI and Chairman of the Audit Committee. From 2000 to 2003, Mr. Ellberger was Senior Vice President of Powderject PLC, a U.K. vaccine company. He was also a member of the Board of Directors of Powderject. From 1995 to 1999, Mr. Ellberger held several positions at W.R. Grace & Co. including Interim Chief Executive Officer, Chief Financial Officer and Senior Vice President, Strategic Planning and Development. From 1975 to 1995, Mr. Ellberger held numerous senior executive positions at American Cyanamid Company, serving the last four years as Vice President, Corporate Development. Mr. Ellberger currently serves on the Board of Directors of The Jewish Children's Museum. Mr. Ellberger was formerly Chairman of the Board of Omrix BioPharmaceuticals, Inc. until its acquisition by Johnson & Johnson in 2008.

        Anthony S. Marucci was appointed as permanent President and Chief Executive Officer of Celldex in September 2008 and as a director of Celldex in December 2008. From May 2008 to September 2008 Mr. Marucci served as the Chief Executive Officer and President on an interim basis in addition to his role as Executive Vice President, Corporate Development which he assumed upon consummation of the merger of Celldex Research Corporation (formerly known as Celldex Therapeutics, Inc.) ("Celldex Research") and Celldex (formerly known as AVANT Immunotherapeutics, Inc.) (the "AVANT Merger") in March 2008. Prior to the AVANT Merger, Mr. Marucci had been Celldex Research's Acting Chief Executive Officer since October 2007 and its Vice President, Chief Financial Officer, Treasurer and Secretary since May 2003. In addition, he was Treasurer of Medarex, Inc. from December 1998 to March 2004. Mr. Marucci held a series of senior financial positions at Medarex from December 1998 to May 2003. Mr. Marucci is a member of the Board of Trustees of BioNJ Inc. and also served as its Treasurer through 2010. Mr. Marucci received his M.B.A. from Columbia University.

        Herbert J. Conrad became a director of Celldex in March 2008 upon consummation of the AVANT Merger. Mr. Conrad had been a director of Celldex Research since March 2004. Mr. Conrad was President of the U.S. Pharmaceuticals Division of Hoffmann-La Roche, Inc., a pharmaceutical company, from 1982 until his retirement in 1993. Mr. Conrad currently serves as Chairman of the Board of Matinas BioPharma, a privately held biopharmaceutical company. In addition to serving on the board of directors of privately held biotechnology companies, Mr. Conrad has served as Chairman of the Board of Directors of Pharmasset, Inc., GenVec, Inc. and Bone Care International, Inc. Mr. Conrad has also served as director of Savient Pharmaceuticals, Inc. and was a director and co-founder of Reliant Pharmaceuticals, Inc., a privately held pharmaceutical company. He received B.S. and M.S. degrees from the Brooklyn College of Pharmacy and an honorary Doctorate in Humane Letters from Long Island University.

        George O. Elston became a director of Celldex in March 2008 upon consummation of the AVANT Merger. Mr. Elston had been a director of Celldex Research since March 2004. Mr. Elston has served as the managing partner of Chatham Street Partners, a strategic advisory firm to the Life Science industry since January 2010. From January 2008 to January 2010, Mr. Elston was Chief Financial Officer of Optherion, Inc., a privately held biopharmaceutical company. From May 2000 to September 2007, Mr. Elston was Vice President of Finance and Government Affairs of Elusys Therapeutics, Inc., a privately held biopharmaceutical company. Before joining Elusys, Mr. Elston was Chief Financial Officer of Trillium USA, Inc. Prior to Trillium, Mr. Elston was with C.R. Bard, Inc., an international manufacturer and distributor of medical devices, and with PricewaterhouseCoopers. Mr. Elston serves as a Trustee and is a member of the Audit and Nominating Committees of the Deutsche Bank DBX ETF Trust, an investment management company. Mr. Elston received his B.B.A. in Public Accounting from Pace University and is a Certified Public Accountant.

        Harry H. Penner, Jr. has been a director of Celldex since January 1997 and was Chairman of AVANT prior to the consummation of the AVANT Merger. Mr. Penner has served as Chairman and Chief Executive Officer of Nascent BioScience, LLC, a firm engaged in the creation and development of new biotechnology companies since 2001. From 1993 to 2001, Mr. Penner was President, Chief Executive Officer and Vice Chairman of Neurogen Corporation. From 1985 to 1993, Mr. Penner was an Executive Vice President of Novo Nordisk A/S, serving from 1988 to 1993 as Executive Vice President for North America and President, Novo Nordisk of North America, and from 1985 to 1988 as the company's Executive Vice President and General Counsel in Denmark. He has served as

BioScience Advisor to the Governor and the State of Connecticut, as Co-Chairman of Connecticut United for Research Excellence, and as Chairman of the Connecticut Board of Governors of Higher Education and the Connecticut Technology Council. Mr. Penner is currently on the Board of Directors of New Haven Pharmaceuticals, Inc. (of which he is Executive Chairman), Prevention Pharmaceuticals, Inc., Affinimark Technologies, Inc. and Marinus Pharmaceuticals, Inc., all privately held companies. In addition to having served on the board of directors of privately held life science companies, Mr. Penner served on the Board of Directors and Audit Committee of Altus Pharmaceuticals, Inc. until October 2009. Mr. Penner received a B.A. from the University of Virginia, a J.D. from Fordham University, and an L.L.M. in International Law from New York University.

        Timothy M. Shannon, M.D. became a director of Celldex in October 2009 upon the acquisition of CuraGen Corporation ("CuraGen") by Celldex (the "CuraGen Acquisition"). Since December 2009, Dr. Shannon has been a Venture Partner at Canaan Partners, a global venture capital firm. Since September 2011, Dr. Shannon has been a member of the Board of Directors and interim President and CEO of ALDEA Pharmaceuticals, Inc., a privately held biotechnology company. From September 2007 to October 2009, Dr. Shannon served as CuraGen's President and Chief Executive Officer and a member of its board of directors. From January 2004 until September 2007, Dr. Shannon served as CuraGen's Executive Vice President and Chief Medical Officer. From September 2002 until December 2003, Dr. Shannon served as CuraGen's Senior Vice President of Research and Development. Prior to joining CuraGen, Dr. Shannon worked in positions of increasing responsibility for Bayer's Pharmaceutical Business Group, where his last position was Head and Senior Vice President of Global Medical Development. Dr. Shannon currently serves as a director of Civitas Therapeutics, Inc., Novira Therapeutics Inc. and CytomX Therapeutics, Inc., all privately held biotechnology companies. Dr. Shannon earned his B.A. in Chemistry from Amherst College and his M.D. from the University of Connecticut School of Medicine.

        Karen L. Shoos has been a director of Celldex since May 2001. Ms. Shoos has been Chief Executive Officer of AABB since October 1994. AABB is a professional standards setting and accrediting organization in the fields of blood and cellular therapies. Prior to AABB, from 1984 to 1994, Ms. Shoos held senior positions at the American Red Cross, including Acting Senior Vice President, Biomedical Services (1993-1994) and Secretary and General Counsel (1990-1993). Prior to the American Red Cross, Ms. Shoos was a lawyer in private practice. Ms. Shoos earned her B.A. from Yale University and her J.D. from Case Western Reserve University.

Family Relationships

        There are no family relationships among our Director Nominees, management and other key personnel.

The Board of Directors and Its Committees

Board of Directors

        We are currently managed by a seven member Board of Directors, a majority of whom are "independent" as that term is defined in the applicable NASDAQ listing standards. Other than Mr. Marucci, each of our directors is deemed "independent" as that term is defined in the applicable NASDAQ listing standards. Our Board of Directors met four times in 2012. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which such directors served on the Board of Directors) and (ii) the total number of meetings of all committees of our Board of Directors on which the Director served (during the periods for which the director served on such committee or committees). Our annual meeting of stockholders is generally held to coincide with one of the Board's regularly scheduled meetings. We do not have a formal policy requiring members of the Board of Directors to attend our annual meetings, although our directors typically attend the annual meeting. Each of the then current directors attended the 2012 annual meeting of stockholders.

Audit Committee

        The Board of Directors has established an Audit Committee currently consisting of George O. Elston, Chair, Larry Ellberger, and Harry H. Penner, Jr. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Each member of the Audit Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has designated George O. Elston as an "audit committee financial expert," as defined under the applicable rules of the SEC and the applicable NASDAQ listing standards. The Audit Committee met six times during 2012. Our Board has adopted an Audit Committee Charter, which is available for viewing at www.celldextherapeutics.com.

Compensation Committee

        The Board of Directors has established a Compensation Committee currently consisting of Karen L. Shoos, Chair, George O. Elston and Harry H. Penner, Jr. The primary function of the Compensation Committee is to assist the Board in the establishment of compensation for the Chief Executive Officer, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters. Each member of the Compensation Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. In 2012, the Compensation Committee engaged Radford, an Aon Hewitt Company, to provide guidance on various aspects of the company's executive compensation programs. The Compensation Committee has assessed the independence of Radford and concluded that no conflict of interests exists under applicable SEC rules. The Compensation Committee met ten times during 2012. Our Board has adopted a Compensation Committee Charter, which is available for viewing at www.celldextherapeutics.com.

Nominating and Corporate Governance Committee

        The Board of Directors has established a Nominating and Corporate Governance Committee consisting of Herbert J. Conrad, Chair, Larry Ellberger and Karen L. Shoos. The primary function of the Nominating and Corporate Governance Committee is to assist the Board in reviewing, investigating and addressing issues regarding Board composition, policy and structure; membership on Board committees; and other matters regarding our governance. Each member of the Nominating and Corporate Governance Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee met three times during 2012. Our Board has adopted a Nominating and Corporate Governance Charter, which is available for viewing at www.celldextherapeutics.com .

Scientific Advisory Committee

        The Board of Directors has established a Scientific Advisory Committee consisting of Dr. Timothy Shannon, Chair. The primary function of the Scientific Advisory Committee is to assist the Board in undertaking periodic reviews of our research and development efforts, and clinical trials, and reporting to the Board about developments and strategy, at such times as the Committee determines to be appropriate. The sole member of that Committee shall also be invited to attend meetings of our

Scientific Advisory Board (the "SAB") and shall serve as the primary liaison between the Board and the SAB.

Director selection criteria

        The Nominating and Corporate Governance Committee is responsible for reviewing, on an annual basis, the appropriate mix of professional competencies, key attributes, skills and experiences required of board members to work together as a team to properly oversee our strategies and operations. The process followed by the Nominating and Corporate Governance Committee to evaluate any candidates whether identified or recommended by board members, management, members of the Nominating and Corporate Governance Committee, stockholders or other external sources, includes meetings from time to time to evaluate biographical information and background material relating to potential candidates to the Board and interviews of selected candidates by members of the Committee and the Board. All nominees must have, at a minimum, high personal and professional integrity, exceptional ability and judgment, and be effective in collectively serving the long-term interests of all stockholders, all as described above. Other qualifications that may be considered by the Committee are described in the Nominating and Corporate Governance Committee's Charter.

        All board members are expected to possess certain key attributes necessary to creating a functional board: high personal and professional ethics, integrity and values; practical wisdom and mature judgment; an inquisitive and objective perspective; professional experience at a policy-making level in business, government, education or medicine; time availability for in-person participation at board and committee meetings; and a commitment to representing the long-term interests of our stockholders. We look for directors with professional competencies that include senior management operational experience, accounting and finance capabilities, deep industry-related experience, biologic development and manufacturing expertise, business development leadership, medical and scientific proficiencies, and government and public policy experience.

        Each of our directors brings unique perspectives and experiences to the Board of Directors and contributes in guiding and directing our strategies to meet our business objectives and to provide value to our stockholders. For example, Messrs. Conrad, Ellberger, Marucci, Penner, Shannon and Ms. Shoos have all either currently or formerly been chief executive officers of life sciences or healthcare-related companies and have experienced the challenges of such a position. Similarly, Dr. Shannon has formerly been chief medical officer of a biotechnology company and has the experience of guiding and directing the research and development efforts at that company. Messrs. Ellberger, Elston and Marucci have all formerly been chief financial and chief corporate development officers at pharmaceutical and life sciences companies and have completed a significant number of financing and business development transactions. Ms. Shoos has experience in the highly regulated blood supply sector which is similar to our regulated biologics industry. Mr. Penner has been the chief legal officer at a large public pharmaceutical company and for that company and for life sciences companies has completed a significant number of financing and business development transactions. Messrs. Conrad and Ellberger have many years of experience on the boards of directors of larger public pharmaceutical and life sciences companies.

        Independence also is an important selection criterion for nomination to our Board. Independent directors should be free of any relationship with us, our management, other directors or other parties that may impair, or appear to impair, the director's ability to make independent judgments. Independent directors must satisfy the criteria for independence established by NASDAQ. Currently all of our directors are independent except for our Chief Executive Officer, Mr. Marucci.

        Additionally, all board members are expected to act in our best interests and the best interests of our stockholders and to avoid any conflicts of interest in accordance with our Code of Business

Conduct and Ethics. In selecting director nominees, the Nominating and Corporate Governance Committee seeks individuals who are free from conflicts of interest.

        Finally, candidates should be enthusiastic and excited about their service on our Board and working collaboratively with existing board members to create value for all of our stockholders.

Stockholder nominations for directorships

        Stockholders may propose a potential director candidate for consideration by the Nominating and Corporate Governance Committee by submitting their names and background to the Secretary of Celldex at 119 Fourth Avenue, Needham, Massachusetts 02494. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and consider only such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All security holder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the date on which our proxy statement is released to stockholders in connection with our annual meeting, and must include the following information:

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  the name and address of record of the security holder;

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  a representation that the security holder is a record holder of our securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

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  the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

  •
  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Nominating and Corporate Governance Committee's written charter;

  •
  a description of any arrangements or understandings between the security holder and the proposed director candidate; and

  •
  the consent of the proposed director candidate to be named in the proxy statement relating to our annual meeting of stockholders and to serve as a director if elected at such annual meeting.

        Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or other persons, as described above and as set forth in its written charter.

Board Leadership Structure

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating and Corporate Governance Committee considers the Board's leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the Company's operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board. Currently, the roles of Chief Executive Officer and Chairman of the Board are separate. Mr. Marucci, our Chief Executive Officer, is a member of our

Board. Mr. Ellberger, an independent director, serves as Chairman of the Board. The Board believes that its current leadership structure provides independent board leadership, engagement, and oversight.

        In addition, our independent committee chairs are responsible for leading committee meetings, determining committee meeting schedules, agenda and information flow, and reporting to the full Board on the committee's actions and areas of responsibilities.

Risk Oversight

        Our management is responsible for assessing and managing risk and the Board of Directors oversees and reviews certain aspects of our risk management processes. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The Board is responsible for overseeing risks related to our overall strategy, including, among others, product development, potential asset acquisitions, financial reporting, business continuity (including succession planning) and reputational risks faced by us.

        The committees of the Board execute their oversight responsibility for risk management as follows:

  •
  The Audit Committee is responsible for overseeing our internal financial and accounting controls and the work performed by the independent registered public accounting firm. As part of its oversight function, the Audit Committee regularly discusses with management and the independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. The Audit Committee also reviews our risk management insurance programs.

  •
  The Compensation Committee is responsible for overseeing risks related to our cash and equity-based compensation programs and practices. As part of its oversight function, the Compensation Committee periodically discusses with the President and Chief Executive Officer as well as the Board of Directors, as necessary, the compensation plan for both executive officers and the independent directors, performance goals and objectives for the period and related achievement, peer group and other relevant compensation benchmarks and practices and other matters to ensure our compensation practices are in our best interest and that of our shareholders.

  •
  The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and our corporate governance. In this regard, the Nominating and Corporate Governance Committee assesses the qualifications and independence of members of the Board, makes annual recommendations regarding Board and committee membership, and reviews any transactions between us and our officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

Stockholder Communications

        The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of Celldex is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board of Directors as he considers appropriate.

        Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board of Directors to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board of Directors than communications regarding personal grievances, ordinary business matters, and matters as to which Celldex tends to receive repetitive or duplicative communications.

        Stockholders who wish to send communications to the Board of Directors should address such communications to: The Board of Directors, Celldex Therapeutics, Inc., 119 Fourth Avenue, Needham, Massachusetts 02494, Attention: Secretary.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers, and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the extent possible that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics is publicly available on our website at www.celldextherapeutics.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to our Directors or Executive Officers, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

Executive Officers

        The following table sets forth certain information regarding our current executive officers:

Name of Individual	Age	Position and Office
Anthony S. Marucci	51	President, Chief Executive Officer and Director
Avery W. Catlin	65	Senior Vice President, Chief Financial Officer and Secretary
Thomas Davis, M.D.	49	Senior Vice President and Chief Medical Officer
Tibor Keler, Ph.D.	55	Senior Vice President and Chief Scientific Officer
Ronald Pepin, Ph.D.	58	Senior Vice President and Chief Business Officer

        Anthony S. Marucci was appointed as permanent President and Chief Executive Officer of Celldex in September 2008 and as a director of the Company in December 2008. See Mr. Marucci's biography under Director Nominees above.

        Avery W. Catlin joined Celldex in January 2000. Mr. Catlin has more than 20 years of financial and business expertise in the biotechnology and medical device industries. Prior to joining Celldex, he served as Vice President, Operations and Finance, and Chief Financial Officer of Endogen, Inc., a public life science research products company, from 1996 to 1999. From 1992 to 1996, Mr. Catlin held various financial positions at Repligen Corporation, a public biopharmaceutical company, serving the last two years as Chief Financial Officer. Earlier in his career, Mr. Catlin held the position of Chief Financial Officer at MediSense, Inc., a Massachusetts-based medical device company. Mr. Catlin received his B.A. degree from the University of Virginia and his M.B.A. from Babson College and is a Certified Public Accountant.

        Thomas Davis, M.D. became Senior Vice President and Chief Medical Officer of Celldex in March 2008 upon consummation of the AVANT Merger. Dr. Davis was Vice President of Clinical Development and Chief Medical Officer of Celldex Research since April 2006 and Chief Medical Officer at GenVec from July 2005 to April 2006. Dr. Davis was also Senior Director of Clinical Science at Medarex. He has supervised clinical efforts in adult hematologic malignancies and marrow transplantation and therapeutic antibodies at the Cancer Therapy Evaluation Program (CTEP) of the National Cancer Institute (NCI) and worked with Dr. Ron Levy on the development of rituximab and idiotype vaccines at Stanford University. Dr. Davis received his B.A. degree in Biophysics from Johns Hopkins University, his M.S. degree in Physiology from Georgetown University and his M.D. from Georgetown University School of Medicine.

        Tibor Keler, Ph.D. became Senior Vice President and Chief Scientific Officer of Celldex in March 2008 upon consummation of the AVANT Merger. Dr. Keler had been Celldex Research's Vice President, Research and Discovery and Chief Scientific Officer since May 2003. In addition, he was Senior Director of Preclinical Development and Principal Scientist at Medarex from September 1993 to March 2004. While at Medarex, he was responsible for the development of Celldex's technology and products, as well as for the preclinical development and testing of numerous Medarex products now in clinical trials. Dr. Keler received his Ph.D. in Microbiology from the University of Pennsylvania.

        Ronald Pepin, Ph.D. became Senior Vice President and Chief Business Officer of Celldex in July 2011. From June 2010 to April 2011, Dr. Pepin served as Vice President at Shire Pharmaceuticals. From August 2000 to December 2009, Dr. Pepin was Senior Vice President, Business Development at Medarex, Inc. Earlier in his career, Dr. Pepin was Executive Director of External Science and Technology at Bristol-Myers Squibb Company. Dr. Pepin received his B.A. from Tufts University and his Ph.D. in Genetics from Georgetown University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        Our Compensation Committee oversees and administers our executive compensation programs. The Committee's complete roles and responsibilities are set forth in the written charter of the Compensation Committee adopted by our Board of Directors, which can be found at our website, www.celldextherapeutics.com.

Overview

        Our executive compensation programs are designed to deliver compensation that is competitive with our peer group and that allows us to attract and retain superior talent who can perform effectively and succeed in a demanding business environment. Our compensation programs are also designed to reward performance against pre-established goals and align the interests of our executives with our stockholders. We believe that the compensation of our executive officers should focus executive behavior on the achievement of near-term corporate targets as well as long-term business objectives and strategies. We believe that pay-for-performance compensation programs, which reward our executives when they achieve individual and/or corporate goals, create stockholder value and thus have emphasized company and individual performance in setting compensation. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad based benefits program to create a competitive compensation package for our executive management team. We describe below our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and our other executive officers, who are collectively referred to as our Named Executive Officers.

        As a biopharmaceutical company focusing on the development of several immunotherapy technologies, we establish corporate goals that are designed to contribute to the development of our lead programs, rindopepimut and CDX-011, to ensure that we manage our cash effectively and have sufficient funding to complete near term development activities for our lead drug candidates and, where appropriate, to pursue partnerships and collaborations through which we can leverage the value of our drug candidates. We seek to link the financial interests of our Named Executive Officers to those of our stockholders by tying compensation to the achievement of these strategic corporate goals, which we believe will drive long-term stockholder value. Each year we establish corporate goals the achievement of which we believe are essential to the long-term success of our business.

        In 2012, we engaged Radford, an Aon Hewitt Company, to review our executive compensation programs and to assess Celldex's base salaries, short-term incentive opportunities, target total cash and long-term incentives from a competitive standpoint. The Compensation Committee has adopted a compensation philosophy of targeting our executive compensation to the 50th percentile of executive compensation of our peer group and the Radford Global Life Sciences Survey results. Executive compensation may be above or below the 50th percentile based on an executive's experience, scope of position, individual performance and company constraints. On Radford's recommendations, the Compensation Committee increased annual base salary for our existing executive officers by 2% to 3% in 2012 and established new bonus targets ranging from 30% to 55% of annual base salary, depending on the position.

        Our Compensation Committee reviewed our performance relative to our 2012 corporate goals and concluded that we had achieved 100% of our business and financial operations goals, which resulted in a payout of 100% of our executive officers' 2012 bonus target. Further, stock options granted to our executive officers in 2012 have exercise prices equal to 100% of the fair value on the date of grant and vest over four years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting quarterly thereafter based on continued service. We believe that stock options structured in this manner encourage our executive officers to focus on increasing stockholder value and stock price appreciation over the long term and limit unnecessary risk taking behavior, while promoting retention.

        In 2012, we (i) raised net proceeds of $83.6 million through sales of our common stock and we ended 2012 with cash, cash equivalents and marketable securities of $84.0 million and (ii) accomplished the following significant clinical milestones during the year:

  •
  Presented positive final results from the Phase 2b EMERGE study of CDX-011 in patients with GPNMB-expressing, advanced, heavily pretreated breast cancer at the San Antonio Breast Cancer Symposium in December 2012. Progression free and overall survival benefits were demonstrated in the subgroup of patients with triple negative disease that also over-expressed GPNMB, and strong trends towards benefits were seen in all patients with over-expression of GPNMB.

  •
  Announced impressive three-year survival data across three Phase 2 studies of rindopepimut in EGFRvIII-positive glioblastoma at the Society for Neuro-Oncology Annual Meeting in November 2012. In addition, Celldex announced a new contemporary historical control dataset compiled from the Radiation Therapy Oncology Group (RTOG)'s Phase 3 0525 study that continues to demonstrate that patients with EGFRvIII-positive glioblastoma fare worse than the general glioblastoma patient population. Importantly, the data set provides further confidence in the ACT IV registration study design.

  •
  Continued to open clinical sites to support enrollment in the Phase 3 ACT IV study and the Phase 2 ReACT study of rindopepimut in glioblastoma. As of early March 2013, there were more than 142 clinical sites around the world that were actively screening patients to participate in the ACT IV study. The ReACT study is also well positioned, with all 25 study sites actively screening to date.

  •
  Presented positive results from the Phase 1 study of CDX-1401 in solid tumors at the Society for Immunotherapy of Cancer (SITC) Annual Meeting in October 2012. The study identified a well-tolerated and immunogenic regimen.

  •
  Completed enrollment in the Phase 1 portion of the CDX-1127 solid tumor arm. CDX-1127 was determined to be well tolerated to date, including at the highest dose level. Celldex continues to enroll patients in the dose escalation portion of the lymphoma and leukemia arm.

  •
  Presented positive results from a Phase 1 multi-dose study of CDX-301 (rhuFlt3L) in healthy volunteers in a poster presentation at the American Society of Hematology 54th Annual Meeting

    and Exposition in December 2012. The study demonstrated that CDX-301 was well-tolerated and can effectively mobilize hematopoietic cell populations in healthy volunteers.

Independent Compensation Consultants

        The Compensation Committee believes that independent advice is important in developing Celldex's executive compensation program and in 2012 engaged Radford as its independent compensation consultant. Radford reports directly to the Committee and provides guidance on trends in executive and non-employee director compensation, the development of specific executive compensation programs, the composition of the Company's compensation peer group and other matters as directed by the Committee. During 2012, the Company paid Radford approximately $49,100 in consulting fees directly related to these services. In 2012, Radford did not provide any other services to Celldex.

Data Used to Make Compensation Determinations

        In making decisions regarding the compensation of our executive officers, the Compensation Committee generally considers compensation and survey data for similarly situated executives at a comparison group of companies it considers our peer group. These comparison data are primarily used to gauge the reasonableness and competitiveness of executive compensation decisions.

        We draw upon a pool of talent that is highly sought after by large and established pharmaceutical and biotechnology companies as well as by other development-stage life science companies, both within and outside our geographic areas. We believe that the compensation practices of our industry in general and of our select peer group in particular provide useful information to help us establish compensation practices that allow us to attract, retain, and motivate a highly talented executive team. We believe we must offer a compensation package to all of our officers and our other employees that is competitive with our peer group, as well as larger pharmaceutical and biotechnology companies from whom we frequently recruit. In addition, the comparator companies should be aligned with our current stage of development and have similar short and long-term growth objectives. In 2012, the Compensation Committee set the target level of total executive compensation, as well as the key elements of compensation, at the 50th percentile of our peer group, but then adjusted each of the elements based on an individual's performance and contribution to our strategic objectives. The Committee may need to adjust these levels in the future to attract or retain specific individuals.

        We review the levels of cash, equity, and total compensation for all comparable officers in our peer group relative to the elements of compensation paid to our officers. In considering how these data relate to our existing compensation structure, we take into account our size, stage of development, performance, and geographic location as compared to these peer companies, as well as what we know about the comparable scope of responsibilities of our officers versus those of comparable executives at such peer group companies. With the assistance of our compensation consultant, Radford, we used two primary market frames of reference (which we refer to as the "market") against which to compare our total executive compensation practices and levels and inform our decisions regarding compensation of our officers as follows:

  •
  Select Peer Group—A select group of national biotechnology companies at a similar stage of development as our company with similar headcount, market capitalization and in most cases, similar therapeutic targets, and

  •
  Radford Global Life Sciences Survey—A national survey of executive compensation levels and practices that covers approximately sixty executive positions in over 600 multinational life sciences organizations.

        We do not apply a specific weighting to either data source when making compensation comparisons. Instead, we work with Radford to develop competitive market guidelines using these data sources.

        Our peer group will be reviewed each year to ensure continued relevance as we grow and develop and is approved by the Compensation Committee prior to its adoption. The select peer group as of September 2012 analyzed by Radford and used to inform our decisions affecting executive compensation based on 2012 performance consisted of the following companies:

Affymax, Inc.	Novavax Inc.
Agenus, Inc.	Omeros Corporation
Amicus Therapeutics, Inc.	OncoGenex Pharmaceuticals, Inc.
ArQule, Inc.	Oncothyreon, Inc.
Dynavax Technologies Corporation	Rigel Pharmaceuticals, Inc.
ImmunoGen, Inc.	Synta Pharmaceuticals Corp.
Infinity Pharmaceuticals, Inc.	Threshold Pharmaceuticals, Inc.
MAP Pharmaceuticals, Inc.	Vical Incorporated
Neurocrine Biosciences, Inc.	Xoma Corporation
NewLink Genetics Corporation	ZIOPHARM Oncology, Inc.

        This peer group consisted of public companies in the biopharmaceutical industry with product candidates generally in late-stage development, annual revenues generally less than $100 million (average of $27.3 million), and market capitalization of at least $100 million (average of $454 million). We believe that, as of September 2012, this list was representative of the companies with whom we generally compete for talent.

Administration and Objectives of Our Executive Compensation Program

        The Compensation Committee of the Board of Directors, which is comprised of independent, non-employee directors, is responsible for establishing and administering the policies governing the compensation of our employees, including salary, bonus and stock option grants. The policy of the Compensation Committee is to compensate our employees with competitive salaries based on their level of experience and job performance. All permanent employees, including executive officers, are eligible for annual bonus awards based on achievement of our strategic corporate goals and participation in our stock option program. The stock option grants are made in accordance with our 2008 Stock Option and Incentive Plan, as amended (the "2008 Plan"). The Compensation Committee is also responsible for the administration of our 2004 Employee Stock Purchase Plan, as amended (the "2004 Plan"), in which employees participate on a voluntary basis.

        Our Compensation Committee has designed our overall executive compensation program to achieve the following objectives:

  •
  attract and retain talented and experienced executives;

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  motivate and reward executives whose knowledge, skills and performance are critical to our success;

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  provide a competitive compensation package that aligns the interests of our executive officers and stockholders by including a significant variable component which is weighted heavily towards performance-based rewards, based upon achievement of pre-determined goals;

  •
  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

  •
  foster a shared commitment among executives by aligning our and their individual goals; and

  •
  compensate our executives to manage our business to meet our near-term and long-term objectives.

        We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve these objectives. We determine the percentage mix of compensation structures that we think is appropriate for each of our executive officers. In general, the Compensation Committee believes that a substantial percentage of the compensation of our executive officers should be performance based. The Compensation Committee uses its judgment and experience and the recommendations of the chief executive officer (except for his own compensation) to determine the appropriate mix of compensation for each individual.

        In determining whether to adjust the compensation of any of our Named Executive Officers, we annually take into account the changes, if any, in the following:

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  market compensation levels;

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  the contributions made by each executive officer;

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  the performance of each executive officer;

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  the increases or decreases in responsibilities and roles of each executive officer;

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  the business needs for each executive officer;

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  the relevance of each executive officer's experience to other potential employers; and

  •
  the readiness of each executive officer to assume a more significant role within the organization.

        In addition, with respect to new executive officers, we take into account their prior base salary and annual cash incentives, their expected contribution and our business needs. We believe that our executive officers should be fairly compensated each year relative to market pay levels within our industry.

Executive Compensation Components

        In order to both attract and retain experienced and qualified executives to manage us, the Compensation Committee's policy on executive compensation is to (i) pay salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and (ii) allow for additional incentive-based compensation through the payment of annual cash bonuses and the grant of stock-based incentive awards. This policy is designed to have a significant portion of each executive's total compensation be tied to our progress in order to incentivize the executive to fully dedicate himself or herself to achievement of corporate goals, and to align the executive's interest with those of our stockholders through equity incentive compensation.

        Our executive compensation program is primarily composed of base salary, annual incentive cash compensation payable on an annual basis and equity compensation. In addition, we provide our executives with benefits that are generally available to our salaried employees, including medical, dental, group life and accidental death and dismemberment insurance, short- and long-term disability coverage and our 401(k) plan. Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2012 based on a number of factors including:

  •
  our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

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  the roles and responsibilities of our executives;

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  the individual experience and skills of, and expected contributions from, our executives;

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  the amounts of compensation being paid to our other executives; and

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  our executives' historical compensation.

        We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

Base salary

        Each executive officer (except the chief executive officer whose performance is reviewed by the Compensation Committee) has an annual performance review with the chief executive officer who makes recommendations on salary increases, promotions and stock option grants to the Compensation Committee. We have historically established base salaries for each of our executives based on many factors, including average salary increases expected in the biotechnology industry in the Boston, Massachusetts and central New Jersey areas, competition in the marketplace to hire and retain executives, experiences of our Board members and leadership team with respect to salaries and compensation of executives in similarly situated companies in our industry and other similar industries, as well as additional factors which we believe enables us to hire and retain our leadership team in an extremely competitive environment. Our Compensation Committee annually reviews salary ranges and individual salaries for our executive officers. For 2012, the Compensation Committee increased annual base salary for our existing executive officers by 2% to 3%. For 2010 and 2011, we limited annual base salary increases for our existing named executive officers to only 1%. Dr. Pepin joined us in July 2011 and his base salary was the result of arms length negotiations as part of his hiring process.

Annual Performance-Based Cash Bonus

        We have designed our annual cash bonuses to reward our executive officers for their actual performance and contributions to our corporate goals for each year, as approved in advance by our Compensation Committee and Board of Directors. The corporate goals are allocated between specific product and financial performance targets. Achievement of our corporate goals was, in 2012, the primary factor considered by our Compensation Committee in determining the annual bonuses for our executive officers. However, the Compensation Committee retains discretion to adjust any individual bonus as a result of exceptional individual performance. Our performance-based bonus plan emphasizes the contributions of each of our executive officers to the achievement of our corporate goals.

        At the beginning of each calendar year, the Compensation Committee establishes annual corporate performance goals and target bonuses. In 2012 based on Radford's recommendation, the Compensation Committee established new target bonuses of 55% of base salary for Mr. Marucci, 40% of base salary for Dr. Keler, 35% of base salary for each of Mr. Catlin and Dr. Davis and 30% of base salary for Dr. Pepin. Corporate goals are proposed by management, reviewed and approved by the Compensation Committee and also approved by the Board of Directors on an annual basis. The Compensation Committee considers and assigns a relative weight to appropriately focus efforts on corporate goals that are intended to enhance shareholder value.

        The Compensation Committee reviewed the 2012 corporate goals at meetings held in March, June and September 2012, to gauge our levels of achievement and to assess whether the corporate goals approved earlier in the year remained relevant and complete. In December 2012, prior to approving 2012 incentive bonuses, the Compensation Committee evaluated our 2012 performance by assessing if, and the extent to which, we achieved or failed to achieve the corporate goals approved by the Board of Directors for 2012.

        Our corporate goals for 2012 and the level at which the Compensation Committee determined they were achieved are as follows:

	Corporate Goal	Relative Weight	2012 Achievement
(1)	Rindopepimut Development Activities	35	100%
	• Open at least 75% of the planned 150 worldwide clinical sites in the pivotal rindopepimut Phase 3 ACT IV study
	• Identify a CMO partner and develop the commercial manufacturing plan for rindopepimut
	• Complete accrual of 75% of patients to the Phase 2 ReACT study
(2)	CDX-011 Development Activities	10	100%
	• Present data from the Phase 2b randomized breast cancer study
(3)	CDX-1127 and CDX-1135 Development Activities	25	100%
	• Complete accrual of at least 30 patients to the CDX-1127 Phase 1 studies
	• File an IND for the CDX-1135 pilot study in Dense Deposit Disease
	• Complete manufacture of CDX-1135 drug product in our Fall River facility
(4)	Business and Financial Operations	30	100%
	• Provide sufficient cash through either financings or partnerships and cost reductions to extend runway into 2014
	• Position the Company to complete a licensing transaction with respect to rindopepimut, CDX-011 and/or CDX-1127 in 2013

	Totals:	100	100%

        Prior to the Compensation Committee's December 2012 meeting, Mr. Marucci reviewed in detail the performance of each executive officer, excluding himself, and considered such individual's contributions to our success in 2012. Mr. Marucci's bonus recommendations were primarily driven by the fact that the Company achieved 100% of its pre-determined corporate goals in 2012 and each employee, including the executive officers, contributed to our success in achieving the 2012 corporate goals.

        The Compensation Committee discussed Mr. Marucci's recommendations for the Named Executive Officers and reviewed Mr. Marucci's performance for fiscal 2012. Based on Mr. Marucci's recommendations for each of the Named Executive Officers, the Compensation Committee's review of Mr. Marucci's performance and the 100% achievement of the corporate goals for 2012, the Compensation Committee determined that the annual cash incentives approved for each Named Executive Officer (including Mr. Marucci) should be set at 100% of the targets established for each Named Executive Officer.

        The Compensation Committee determined that annual incentive bonuses paid to the Named Executive Officers for 2012, were fair, reasonable and appropriate based on the factors described above.

Equity Compensation

        We also use stock options and equity-based incentive programs to attract, retain, motivate and reward our executive officers. Through our equity-based grants, we seek to align the interests of our executive officers with our stockholders, reward and motivate both near-term and long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation have been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion.

        We have adopted an equity grant policy that formalizes how we grant equity awards by setting a regular schedule for granting equity awards in connection with the hiring or promotion of any of our employees, granting annual equity awards and granting equity awards to non-employee directors. Such policy also outlines grant approval requirements and specifies the vesting schedule and exercise prices for restricted stock units and stock option awards. We believe that this policy will mitigate the risk that issues or concerns would be raised in the future regarding the timing of grants of equity awards to our officers, directors and employees.

        All such grants to our Named Executive Officers are subject to prior approval by the Compensation Committee at a regularly scheduled meeting during the year. The date of grant and the fair market value of the award are based upon the date of the Compensation Committee meeting approving such grant. When granting equity-based awards, the Compensation Committee considers a number of factors in determining the amount of equity incentive awards, if any, to grant to our executives, including:

  •
  the existing levels of stock ownership among the executive officers relative to each other and to our employees as a whole;

  •
  previous grants of stock options to such executive officers;

  •
  vesting schedules of previously granted options;

  •
  the performance of the executives and their contributions to our overall performance;

  •
  an outside survey of stock option grants and restricted common stock awards in the biotechnology industry;

  •
  an internally prepared survey of similarly situated biotechnology companies' proxy statements;

  •
  personal knowledge of the Compensation Committee members regarding executive stock options and restricted common stock awards at comparable companies;

  •
  the financial statement impact of stock option awards on our results of operations; and

  •
  the amount and percentage of our total equity on a diluted basis held by our executives.

        Equity compensation awards to our Named Executive Officers primarily consist of stock option awards. Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with us. Stock options are earned on the basis of continued service to us and generally vest over four years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting quarterly thereafter. All historical option grants were made at what our Compensation Committee and Board of Directors determined to be the fair market value of our shares of our common stock on the respective grant dates.

        On September 12, 2012, the Compensation Committee awarded stock options to all qualified employees, including stock options to purchase 280,000 shares, 115,000 shares, 115,000 shares, 90,000 shares and 90,000 shares of our common stock to each of Messrs. Marucci, Keler, Davis, Catlin and Pepin, respectively.

        On March 6, 2013, the Compensation Committee of the Board of Directors approved an amendment to the 2004 Employee Stock Purchase Plan, or 2004 Plan, subject to approval at the

Annual Meeting by our stockholders, to increase the number of shares reserved for issuance thereunder by 137,500 to 200,000 shares. Approval of the amendment to the 2004 Plan is intended to ensure that we have sufficient shares reserved for issuance under the 2004 Plan to provide incentives to our participant base and to fund anticipated employee participation for up to three years. The Board of Directors believes that the approval of the amendment to the 2004 Plan is important to our continued success.

Other Benefits

        We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and accidental death and dismemberment insurance, short- and long-term disability coverage and our 401(k) plan, in each case on the same basis as other employees. We provide a matching contribution under our 401(k) plan.

Employment Agreements and Post-Termination Compensation and Benefits

        We depend greatly on the intellectual capabilities and experience of our key executives. Our success is dependent on our ability to attract and retain highly skilled executives with significant experience in the biotechnology industry, particularly as we expand our activities in clinical trials, the regulatory approval process and sales and manufacturing. Therefore we have entered into new employment agreements with our existing executives effective January 1, 2013.

        In general, each employment arrangement provides for cash severance, 100% acceleration of any unvested options, restricted stock and/or other equity awards and continuation of certain employee benefits in the event that an executive's employment is terminated without cause or is terminated by the executive for good reason within a one year period immediately following a change of control. The cash severance consists of a single lump sum payment equal to (i) twenty-four (24) times Executive's highest monthly base compensation paid hereunder during the preceding twenty-four month period, plus (ii) 150% (200%, in the case of Mr. Marucci) of the highest one-year Annual Bonus actually received by the Executive during the preceding two full fiscal years prior to the date of termination. We use a "double trigger" with respect to benefits that are to be provided in connection with a change of control. A change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability or by the executive for good reason during a specified period before or after a change of control. We believe a "double trigger" benefit maximizes shareholder value because it prevents a windfall to executives in the event of a change of control in which the executive retains significant responsibility as defined in his or her individual agreement, while still providing our executives appropriate incentives to cooperate in negotiating any change of control that may put their jobs at risk.

        In addition to the benefits that only accrue in connection with a change of control, our agreements with the Named Executive Officers provide for cash severance, 25% acceleration of unvested options, restricted stock and/or other equity awards and continuation of certain employee benefits if we terminate their employment with us without cause or they terminate their employment with us for good reason, as such terms are defined in the applicable agreement with the executive officer. The cash severance consists of a lump sum cash payment equal to twenty-four months of the executive's then existing base salary. A further discussion of the terms and projected payments under each of these agreements is set forth below under the heading Potential Payments upon Termination of Employment or Change in Control.

Committee Consideration of the Company's 2012 Shareholder Advisory Vote on Executive Compensation

        At our 2012 annual meeting of shareholders, approximately 90% of the shares voted at the meeting approved, on an advisory basis, the compensation of the Named Executive Officers. Given that a majority of the shares voted approved the 'say on pay' advisory proposal, the Committee did not implement specific changes and continued with its performance-based compensation philosophy and its balanced approach to various components of its compensation program. However, the Compensation Committee does monitor the results of the annual advisory 'say-on-pay' proposal and refers to such results as one of many factors considered in connection with the discharge of its responsibilities, although the Committee does not assign a quantitative weighting to any such factors.

        Our Board of Directors has determined that an advisory vote will be conducted on an annual basis.

Summary Compensation Table

        The following summary compensation table reflects certain information concerning compensation for services in all capacities awarded to, earned by or paid during the years ended December 31, 2012, 2011 and 2010 to each person who served as our Chief Executive Officer and Chief Financial Officer at any time during the year ended December 31, 2012 and the three other executive officers employed by us as of December 31, 2012 (collectively, the "Named Executive Officers").

Name and Principal Position	Years	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Anthony S. Marucci	2012	478,556	290,913	—	1,001,392	—	—	9,643	1,780,504
President and Chief Executive	2011	469,535	127,407	—	317,071	—	—	9,033	923,046
Officer	2010	464,945	126,146	—	374,222	—	—	9,115	974,428
Avery W. Catlin	2012	299,986	85,000	—	321,876	—	—	5,643	712,505
Senior Vice President and	2011	295,544	65,000	—	140,608	—	—	5,572	506,724
Chief Financial Officer	2010	292,562	66,217	—	195,489	—	—	5,665	559,933
Thomas Davis, M.D.	2012	378,120	155,182	—	411,286	—	—	7,407	951,995
Senior Vice President and	2011	371,248	100,000	—	183,669	—	—	7,185	662,102
Chief Medical Officer	2010	367,573	83,179	—	223,416	—	—	7,345	681,513
Tibor Keler., Ph.D.	2012	356,835	162,924	—	411,286	—	—	3,627	934,672
Senior Vice President and	2011	350,350	97,000	—	174,002	—	—	3,528	624,880
Chief Scientific Officer	2010	346,881	94,196	—	209,453	—	—	3,538	654,068
Ronald Pepin, Ph.D.(4)	2012	303,461	80,000	—	321,876	—	—	5,924	711,261
Senior Vice President and	2011	145,385	33,750	—	223,460	—	—	3,129	405,724
Chief Business Officer	2010	—	—	—	—	—	—	—	—

(1)
The amounts in the Bonus column include annual bonus amounts earned by each of our Named Executive Officers in 2012, 2011 and 2010.

(2)
The amounts in the Option Awards column reflect the dollar amounts for the aggregate grant date fair value of stock option awards made in fiscal years ended December 31, 2012, 2011 and 2010 for annual awards pursuant to the 2008 Plan.

(3)
The amounts listed in the All Other Compensation column includes our matching contribution to the 401(k) Savings Plan of each named executive officer and premiums paid for life insurance under our nondiscriminatory group plan for each named executive officer. In addition, Mr. Marucci's compensation includes the annual premium of $2,550 in 2012, 2011 and 2010 for a $1,000,000 term life insurance policy and $689, $352 and $408 for the personal use of a Company car in 2012, 2011 and 2010.

(4)
Dr. Pepin joined us on July 1, 2011 with an annual base salary of $300,000.

 Grants of Plan-Based Awards

        The following table provides information on stock options and stock awards granted in 2012 to each of our Named Executive Officers.

						All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)			Grant Date Fair Value of Stock and Option Awards ($)(2)
							Exercise or Base Price of Option Awards ($/Sh)(1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Anthony S. Marucci	9/12/12					280,000	5.69	1,001,392
Avery W. Catlin	9/12/12					90,000	5.69	321,876
Thomas Davis, M.D.	9/12/12					115,000	5.69	411,286
Tibor Keler, Ph.D.	9/12/12					115,000	5.69	411,286
Ronald Pepin, Ph.D.	9/12/12					90,000	5.69	321,876

(1)
The exercise prices reflect the closing price of our common stock on the grant date.

(2)
The grant date fair value is generally the amount we would expense in our financial statements over the award's service period, but does not include a reduction for forfeitures.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information regarding the stock option grants and stock awards to our Named Executive Officers at December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Anthony S. Marucci(1)	—	280,000		5.69	9/12/22
Anthony S. Marucci(1)	56,375	124,025		2.80	8/5/21
Anthony S. Marucci(1)	112,750	51,250		4.50	1/21/20
Anthony S. Marucci	129,000	—		8.52	1/6/19
Anthony S. Marucci	254,243	—		8.16	3/7/18
Avery W. Catlin(1)	—	90,000		5.69	9/12/22
Avery W. Catlin(1)	25,000	55,000		2.80	8/5/21
Avery W. Catlin(1)	61,875	28,125		4.50	1/21/20
Avery W. Catlin	61,000	—		8.52	1/6/19
Avery W. Catlin	183,333	—		8.16	3/7/15
Thomas Davis, M.D.(1)	—	115,000		5.69	9/12/22
Thomas Davis, M.D.(1)	32,656	71,844		2.80	8/5/21
Thomas Davis, M.D.(1)	65,312	29,688		4.50	1/21/20
Thomas Davis, M.D.	76,400	—		8.52	1/6/19
Thomas Davis, M.D.	148,825	—		8.16	3/7/18
Tibor Keler, Ph.D.(1)	—	115,000		5.69	9/12/22
Tibor Keler, Ph.D.(1)	30,937	68,063		2.80	8/5/21
Tibor Keler, Ph.D.(1)	61,875	28,125		4.50	1/21/20
Tibor Keler, Ph.D.	72,250	—		8.52	1/6/19
Tibor Keler, Ph.D.	254,243	—		8.16	3/7/18
Ronald Pepin, Ph.D.(1)	—	90,000		5.69	9/12/22
Ronald Pepin, Ph.D.(1)	31,250	68,750		3.52	7/1/21

(1)
25% of the options vest on the first anniversary of the grant date and the remainder vest quarterly (in equal amounts) over the subsequent 12 quarters.

 Option Exercises and Stock Vested

        The following table sets forth certain information regarding the number of option exercises in fiscal 2012 and the number of shares of stock issued under the 2008 Plan that vested in fiscal 2012 and the corresponding amounts realized by our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anthony S. Marucci	—	—	—	—
Avery W. Catlin	—	—	—	—
Thomas Davis, M.D.	—	—	—	—
Tibor Keler, Ph.D.	—	—	—	—
Ronald Pepin, Ph.D.	—	—	—	—

Employment Agreements

        The terms and conditions of the employment agreements of Mr. Marucci, Mr. Catlin, Dr. Davis, Dr. Keler, and Dr. Pepin are governed by written employment contracts which became effective on January 1, 2013. The employment agreements provide, among other things, for:

  •
  annual base salary ($484,855 in the case of Mr. Marucci, $303,187 in the case of Mr. Catlin, $383,649 in the case of Mr. Davis, $362,053 in the case of Mr. Keler and $307,500 in the case of Mr. Pepin) or such greater amount as may from time to time be determined by the Board of Directors or the Compensation Committee thereof;

  •
  eligibility for an annual bonus with a defined bonus target (55% of base salary in the case of Mr. Marucci, 35% of base salary in the case of Mr. Catlin, 35% of base salary in the case of Mr. Davis, 40% of base salary in the case of Mr. Keler and 30% of base salary in the case of Mr. Pepin);

  •
  a lump sum severance payment equal to 100% (200% in the case of Mr. Marucci only) of the executive's then-existing annual base salary in the event that his employment is terminated without cause or he resigns "for good reason" (as defined in the employment agreement) and 25% accelerated vesting of any unvested equity awards; and

  •
  accelerated vesting of any unvested equity awards (as defined in the employment agreement) and a lump sum cash payment equal to twenty-four (24) times the executive's highest monthly base compensation (not including bonus) during the twenty-four month period preceding the date of termination plus 150% (200% in the case of Mr. Marucci only) of the highest one-year annual bonus actually received by the executive during the two full fiscal years preceding the date of termination in the event of termination without cause or resignation "for good reason" by the executive within one year immediately following a change in control (as defined in the employment agreement).

        The employment agreements have an initial term through December 31, 2015 and shall automatically renew for additional one year terms unless either party gives ninety (90) days prior written notice of its intent not to renew. The Company may terminate the employment agreements without cause, on 90-days' prior notice, or for cause, subject to a 30-day cure period in certain circumstances.

Pension Benefits

        None of our Named Executive Officers participate in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        None of our Named Executive Officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

 Potential Payments upon Termination of Employment or Change in Control

        Our Named Executive Officers have provisions in their employment agreements regarding severance upon certain termination events or acceleration of stock options in the event of our change of control or termination following a change of control. These severance and acceleration provisions are described in "Employment Agreements," and certain estimates of these change of control benefits are provided in the tables below.

        The following table describes the potential payments and benefits upon employment termination for our Named Executive Officers as if their employment had terminated as of December 31, 2012.

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason(1)	Termination by Celldex not for cause(1)	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(2)
Anthony S. Marucci
Base salary	$—	$969,710	$969,710	$—	$969,710
Bonus	—	—	—	—	581,826
Equity Awards Acceleration(3)	—	220,950	220,950	—	883,800
Continuation of Health Benefits	—	39,413	39,413	—	39,413

Total	$—	$1,230,073	$1,230,073	$—	$2,474,749

Avery W. Catlin
Base salary	$—	$303,187	$303,187	$—	$606,374
Bonus	—	—	—	—	127,500
Equity Awards Acceleration(3)	—	92,252	92,252	—	369,008
Continuation of Health Benefits	—	29,050	29,050	—	29,050

Total	$—	$424,489	$424,489	$—	$1,131,932

Thomas Davis, M.D.
Base salary	$—	$383,649	$383,649	$—	$767,298
Bonus	—	—	—	—	232,773
Equity Awards Acceleration(3)	—	115,955	115,955	—	463,820
Continuation of Health Benefits	—	39,413	39,413	—	39,413

Total	$—	$539,017	$539,017	$—	$1,503,304

Tibor Keler, Ph.D.
Base salary	$—	$362,053	$362,053	$—	$724,106
Bonus	—	—	—	—	244,386
Equity Awards Acceleration(3)	—	111,396	111,396	—	445,584
Continuation of Health Benefits	—	39,413	39,413	—	39,413

Total	$—	$512,862	$512,862	$—	$1,453,489

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason(1)	Termination by Celldex not for cause(1)	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(2)
Ronald Pepin, Ph.D.
Base salary	$—	$307,500	$307,500	$—	$615,000
Bonus	—	—	—	—	120,000
Equity Awards Acceleration(3)	—	77,778	77,778	—	311,112
Continuation of Health Benefits	—	39,413	39,413	—	39,413

Total	$—	$424,691	$424,691	$—	$1,085,525

(1)
Upon termination without cause or resignation for good reason, the employee is generally entitled to a lump sum payment equal to 100% (200% in the case of Mr. Marucci only) of the employee's then annual base salary, continuation of certain employee benefits and 25% accelerated vesting of any unvested equity awards.

(2)
The employee is generally entitled to accelerated vesting of any unvested equity awards (as defined in the employment agreement) and a lump sum cash payment equal to twenty-four (24) times the executive's highest monthly base compensation (not including bonus) during the twenty-four month period preceding the date of termination plus 150% (200% in the case of Mr. Marucci only) of the highest one-year annual bonus actually received by the executive during the two full fiscal years preceding the date of termination in the event of termination without cause or resignation "for good reason" by the executive within one year immediately following a change in control (as defined in the employment agreement).

(3)
The value of each share subject to an option to purchase common stock that would be accelerated in the circumstances described above equals $6.71 per share (the closing price on the last trading day of 2012), minus the exercise price per share;

Director Compensation

        Effective March 8, 2008, the following director non-equity compensation policy was adopted. Directors who are not our employees are each entitled to receive a retainer fee of $50,000 each fiscal year ("Annual Retainer"). The Chairman of the Board is entitled to receive an annual retainer fee of $40,000 in addition to his or her Annual Retainer and any retainer for committee service. The Chairperson of each committee of the Board of Directors is entitled to receive an annual retainer fee of $30,000 in addition to his or her Annual Retainer. Each committee member (other than the Chairperson of a committee) will receive an annual retainer of $20,000 in addition to his or her Annual Retainer. Stipends and retainers are paid in advance on a quarterly basis. The Directors shall be reimbursed for necessary travel and business expenses as incurred but will not receive any additional fees for attending meetings or calls of the Board of Directors. To further align the interests of the members of the Board with the stockholders of the Company, the Board, at the recommendation of the Compensation Committee, amended its non-equity compensation policy on December 16, 2009 to provide that new board members will receive an initial stock option grant to purchase 8,000 shares of the Company's common stock upon joining the Board and that all non-employee directors will receive an annual grant of 2,000 shares of restricted stock each year following the annual stockholders' meeting.

        As of December 31, 2012, our non-employee directors had the following stock options outstanding: Larry Ellberger—29,728, Herbert J. Conrad—29,879, George O. Elston—29,879, Harry H. Penner, Jr.—29,728, Timothy M. Shannon, M.D.—300,936 and Karen L. Shoos—29,728.

        The following table summarizes the annual compensation for our non-employee directors during 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Larry Ellberger	130,000	9,000	—	—	—	—	139,000
Herbert J. Conrad	80,000	9,000	—	—	—	—	89,000
George O. Elston	100,000	9,000	—	—	—	—	109,000
Harry H. Penner, Jr.	90,000	9,000	—	—	—	—	99,000
Timothy M. Shannon, M.D.	80,000	9,000	—	—	—	—	89,000
Karen L. Shoos	100,000	9,000	—	—	—	—	109,000

(1)
The amounts in the Stock Awards column reflect the grant date fair value of restricted stock awards of 2,000 shares made in 2012 to each of our non-employee directors for awards pursuant to the 2008 Plan subject to a vesting schedule whereby an equal number of the shares of common stock shall become vested and no longer be subject to risk of forfeiture on each of September 20, 2012, December 20, 2012, March 20, 2013 and June 20, 2013 (so long as the director remains a member of the Board as of such date).

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors is currently composed of the following three non-employee directors: Karen L. Shoos, Chair, George O. Elston and Harry H. Penner, Jr. None of these Compensation Committee members was an officer or employee of us during the year. No Compensation Committee interlocks between us and another entity existed.

Risk Considerations

        We do not believe that our compensation practices and policies for our employees, including our executive officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on our results of operations or financial condition. The Compensation Committee considered our strategic goals and operational practices and evaluated our incentive program design to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. We are a biopharmaceutical company that is generating a pipeline of drug candidates to treat cancer and other difficult-to-treat diseases and do not yet generate earnings. While a significant portion of our executives' compensation is performance-based, we believe several features of our program mitigate inappropriate or excessive risk-taking that could harm shareholder value: we set performance goals that we believe are reasonable and set targets with payouts at multiple levels of performance, rather than an "all or nothing" approach; and we cap payout levels under our near- and long-term incentive plans, which is consistent with market prevalent practice and does not provide disproportionate leverage for achievement of near- or long-term results. As discussed above in our Compensation Discussion and Analysis section we use a mix of performance goals in our annual and long-term incentive programs to align incentive compensation with a broad set of measures important to the creation of shareholder value.

 COMPENSATION COMMITTEE REPORT*

        Our Compensation Committee has reviewed the Compensation Discussion and Analysis with management and based on a review of the Compensation Discussion Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

                      Compensation Committee:
                      Karen L. Shoos, Chair
                      George O. Elston
                      Harry H. Penner, Jr.

*
The foregoing report of the Compensation Committee is not to be deemed "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

 REPORT OF THE AUDIT COMMITTEE*

        The undersigned members of the Audit Committee of the Board of Directors of Celldex submit this report in connection with the committee's review of the financial reports for the fiscal year ended December 31, 2012 as follows:

  1.
  The Audit Committee has reviewed and discussed with management the audited financial statements for Celldex for the fiscal year ended December 31, 2012.

  2.
  The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters which are required to be discussed with them under the provisions of SAS 61. That Statement of Accounting Standards requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit. PricewaterhouseCoopers LLP has also communicated with the Audit Committee on matters required by Rule 2-07 of Regulation S-X.

  3.
  The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm, the auditors' independence from management and Celldex including the matters in the written disclosures and the letter from the independent auditors required by PCAOB rule 3526.

        In addition, the Audit Committee considered whether the provision of information technology services or other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in Celldex's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

                      Audit Committee:
                      George O. Elston, Chair
                      Larry Ellberger
                      Harry H. Penner, Jr.

*
The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be "filed" with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of April 9, 2013 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company's current directors; (ii) each of the Named Executive Officers; (iii) the current executive officers; (iv) all of the executive officers and directors as a group; and (v) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's common stock.

        For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC's rules, shares of the Company's common stock issuable under options that are exercisable on or within 60 days after April 9, 2013 ("Presently Exercisable Options") are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

        The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 80,870,320 shares of common stock outstanding as of April 9, 2013 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Name and Business Address of Beneficial Owners*	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock(2)
Directors and Executive Officers
Larry Ellberger	52,228	(3)	**
Herbert J. Conrad	37,379	(4)	**
George O. Elston	37,379	(5)	**
Harry H. Penner, Jr.	40,644	(6)	**
Timothy M. Shannon, M.D.	379,648	(7)	**
Karen L. Shoos	40,561	(8)	**
Anthony S. Marucci	638,286	(9)	**
Avery W. Catlin	366,067	(10)	**
Thomas Davis, M.D.	356,498	(11)	**
Tibor Keler, Ph.D.	458,798	(12)	**
Ronald Pepin, Ph.D.	43,750	(13)	**
All Directors and Executive Officers as a group (11 persons)	2,451,238	(14)	2.95%

*
Unless otherwise indicated, the address is c/o Celldex Therapeutics, Inc., 119 Fourth Avenue, Needham, Massachusetts 02494-2725.

**
Less than 1%.

(1)
Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2)
Common stock includes all outstanding common stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended), all common stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of the record date.

(3)
Includes 29,728 shares of common stock underlying options which are or may be exercisable as of April 9, 2013 or 60 days after such date.

(4)
Includes 29,879 shares of common stock underlying options which are or may be exercisable as of April 9, 2013 or 60 days after such date.

(5)
Includes 29,879 shares of common stock underlying options which are or may be exercisable as of April 9, 2013 or 60 days after such date.

(6)
Includes 29,728 shares of common stock underlying options which are or may be exercisable as of April 9, 2013 or 60 days after such date.

(7)
Includes 300,936 shares of common stock underlying options which are or may be exercisable as of April 9, 2013 or 60 days after such date.

(8)
Includes 29,728 shares of common stock underlying options which are or may be exercisable as of April 9, 2013 or 60 days after such date.

(9)
Includes 595,418 shares of common stock underlying options which are or may be exercisable as of April 9, 2013 or 60 days after such date.

(10)
Includes 352,458 shares of common stock underlying options which are or may be exercisable as of April 9, 2013 or 60 days after such date.

(11)
Includes 348,130 shares of common stock underlying options which are or may be exercisable as of April 9, 2013 or 60 days after such date.

(12)
Includes 442,930 shares of common stock underlying options which are or may be exercisable as of April 9, 2013 or 60 days after such date.

(13)
Includes 43,750 shares of common stock underlying options which are or may be exercisable as of April 9, 2013 or 60 days after such date.

(14)
Please refer to footnotes 3 - 13.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Celldex's directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2012, all reports required to be filed under Section 16(a) were filed on a timely basis.

Transactions with Related Persons

        It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Celldex's business interest. This policy is included in our Code of Business Conduct and Ethics. All directors and officers of Celldex complete a directors and officers questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve all related party transactions, as defined in Item 404 of Regulation S-K. Our Audit Committee's procedures for reviewing related party transactions are not in writing. In fiscal 2012, there were no related party transactions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE ELECTION OF THE DIRECTOR NOMINEES

 PROPOSAL 2: RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013

(Proposal No. 2)

        The Audit Committee has reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2013, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting of Stockholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

        The following table summarizes the fees for professional services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2012	2011
	(In thousands)
Audit Fees	$393	$319
Audit-Related Fees	—	—
Tax Fees	15	—
All Other Fees	2	2

Total Fees	$410	$321

Audit Fees

        Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements and of our internal control over financial reporting, the review of our quarterly financial statements included in our Forms 10-Q, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our common stock and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

        Audit-related fees are for assurance and other activities not explicitly related to the audit of our financial statements.

Tax Fees

        Tax fees are associated with tax compliance and tax planning related activities.

All Other Fees

        All other fees consist of fees relating to an accounting research tool.

        The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to Celldex by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for Celldex if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

        The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining PricewaterhouseCoopers, LLP's independence and has determined that such services for fiscal years 2012 and 2011 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

        The Audit Committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 61, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants' communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audit financial statements be included in our annual report of Form 10-K.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

 PROPOSAL 3: AMEND THE
2004 EMPLOYEE STOCK PURCHASE PLAN
TO INCREASE THE SHARES RESERVED FOR ISSUANCE THEREUNDER BY 137,500 TO 200,000

(Proposal No. 3)

        Stockholders are requested in this Proposal 3 to approve an amendment to our 2004 Employee Stock Purchase Plan (the "2004 Plan") increasing the number of shares of our common stock reserved for issuance thereunder from 62,500 to 200,000, which was adopted by the Board of Directors on March 6, 2013, subject to the approval by our stockholders. As a result of the late-stage clinical development of our lead drug candidates, rindopepimut and CDX-011, we have expanded our employee base. Approval of the amendment to the 2004 Plan is intended to ensure that we have sufficient shares reserved for issuance under the 2004 Plan to provide incentives to our expanded participant base.

        Immediately below is a summary of the existing 2004 Plan and a discussion of the federal income tax consequences of the issuance and exercise of options to purchase shares of our common stock under the 2004 Plan to recipients and to us. This summary of the existing 2004 Plan is qualified entirely by reference to the complete text of the 2004 Plan, a copy of which is attached to this proxy statement as Appendix A.

Description of the Existing 2004 Plan

        The 2004 Plan was approved by our stockholders on May 13, 2004 and has subsequently been amended such that 62,500 shares of our common stock are reserved for issuance thereunder. The closing price of our common stock as reported by the Nasdaq Global Market on April 9, 2013 was $11.67.

        Under the 2004 Plan, eligible employees may authorize Celldex to deduct amounts from their pay, which amounts are used to enable the employees to purchase shares of Celldex common stock. The 2004 Plan is intended to be an "employee stock purchase plan" under Section 423(b) of the Internal Revenue Code of 1986, as amended, (the "Code").

        The following description of material terms of the 2004 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2004 Plan, which is attached to this proxy statement as Appendix A.

        The 2004 Plan is administered by Celldex's Board of Directors or a person or persons appointed by the Board of Directors for such purpose. The 2004 Plan provides that all employees of Celldex and certain of its subsidiaries whose customary employment is for more than 20 hours per week and more than five months in any calendar year are eligible to participate in the 2004 Plan following sixty days of active employment, provided, however, that persons who are deemed under Section 423(b) of the Code to own five percent (5%) or more of Celldex's voting stock are excluded from participation. As of December 31, 2012, approximately 109 employees were eligible to participate in the 2004 Plan, of which 33% enrolled in the 2004 Plan for the purchase period beginning January 1, 2013.

        The 2004 Plan provides for two "purchase periods" each year, the first commencing on January 1 of each year and continuing through June 30 of such year, and the second commencing on July 1 of each year and continuing through December 31 of such year. Eligible employees may elect to become participants in the 2004 Plan by enrolling prior to each semi-annual purchase period. Shares are purchased through the accumulation of payroll deductions of not less than one percent (1%) nor more than fifteen percent (15%) of each participant's compensation. No employee may be granted an option under the 2004 Plan which permits the right to purchase shares of common stock at a rate that exceeds $25,000 (determined on the date of grant) for each calendar year the option is outstanding. In addition, no participant may purchase more than 500 shares of Common Stock pursuant to the Plan in any calendar year, unless otherwise determined by the Board of Directors. The number of shares to be purchased is determined by dividing the participant's balance in the plan account on the last day of the purchase period by the purchase price per share for the stock. The purchase price per share will be the lower of 85% of the fair market value of the common stock as of either the beginning or ending date of the semi-annual purchase period of shares for the participant's account.

        An option granted under the 2004 Plan is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation in the offering at any time during a purchase period, and participation automatically ceases on termination of employment.

        The number of shares that are reserved for issuance under the 2004 Plan is subject to adjustment for stock splits and similar events. The proceeds received by Celldex from exercise under the 2004 Plan will be used for the general purposes of Celldex. Shares issued under the 2004 Plan may be from authorized but unissued shares or shares reacquired by Celldex and held in its treasury, or any other proper source.

        The 2004 Plan shall remain in full force and effect until suspended or discontinued by the Board of Directors. The Board of Directors may amend the 2004 Plan at any time and for any purposes permitted by law, and may terminate the 2004 Plan at any time. Any amendment to the 2004 Plan that increases the number of shares available under the 2004 Plan and certain other amendments that are required to be approved by stockholders to comply with Section 423(b) of the Code must be approved by stockholders.

Federal Income Tax Considerations under the 2004 Plan

        The following is a summary of the federal income tax consequences resulting from the issuance and exercise of options to purchase shares of common stock under the 2004 Plan:

        The 2004 Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423(b) of the Code. As a result, an employee will not recognize income for federal income tax purposes at the time of the transfer of shares of common stock to the employee pursuant to the exercise of an option granted under the 2004 Plan.

        If shares acquired under the 2004 Plan are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) fifteen percent (15%) of the fair market value of the common stock on the first day of the purchase period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee's basis in the shares (i.e., the employee's purchase price plus the amount taxed to the employee as ordinary income). No deduction is allowed to the company.

        If shares acquired under the 2004 Plan are sold within two (2) years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee's purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee's basis in the shares (i.e., the employee's purchase price plus the amount taxed to the employee as ordinary income). The amount reportable as ordinary income from a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the company.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2012 regarding shares of our common stock that may be issued under our existing equity compensation plans, including our 2008 Stock Option and Incentive Plan (the "2008 Plan") and our 2004 Plan.

	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options and rights(1)		Weighted Average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(2)	5,349,810	(3)	$5.98	3,390,528	(4)

(1)
Does not include any Restricted Stock as such shares are already reflected in our outstanding shares.

(2)
Consists of the 2008 Plan, 2004 Plan, Celldex Research's 2005 Equity Incentive Plan and CuraGen's 2007 Stock Plan.

(3)
Does not include purchase rights accruing under the 2004 Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(4)
Includes shares available for future issuance under the 2008 Plan and the 2004 Plan (other than the additional 137,500 shares covered by the amendment to the 2004 Plan in this Proposal).

New Plan Benefits

        Future benefits available under the 2004 Plan are subject to the participation level of our employees and to our stock price at the time of any purchases and are, therefore, not determinable at this time.

Vote Required

        The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the amendment to the 2004 Plan to increase the shares of common stock reserved for issuance thereunder to 200,000.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO OUR 2004 EMPLOYEE STOCK PURCHASE PLAN.

 PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 4)

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our Chief Executive Officer, Chief Financial Officer and our other Named Executive Officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission's rules.

        As described in detail under the heading "Compensation of Executive Officers—Compensation Discussion and Analysis", our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our Named Executive Officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this proxy statement under the heading "Compensation of Executive Officers—Compensation Discussion and Analysis" for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our Named Executive Officers.

        The Compensation Committee of our Board of Directors continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices.

        We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote "FOR" the following resolution at the Annual Meeting:

          "RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure is hereby APPROVED."

        The say-on-pay vote is advisory, and therefore not binding on Celldex Therapeutics, the Compensation Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

        Stockholder approval of this Proposal No. 4 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 4

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2014 Annual Meeting

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Celldex's proxy statement and form of proxy for our 2014 Annual Meeting must be received by Celldex on or before December 27, 2013 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Celldex Therapeutics. Inc., 119 Fourth Avenue, Needham, MA 02494-2725, Attn.: Secretary.

        Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder's notice shall be timely received by Celldex at our principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder's notice shall be timely if received by Celldex at our principal executive office not later than the close of business on the later of (1) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (2) the fifteenth (15th) day following the day on which such public announcement of the date of such annual meeting is first made by Celldex. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Celldex Therapeutics. Inc., 119 Fourth Avenue, Needham, Massachusetts 02494-2725, Attn.: Secretary.

ANNUAL REPORT

        Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the Securities and Exchange Commission may be obtained without charge by writing to Corporate Secretary, Celldex Therapeutics, Inc., 119 Fourth Avenue, Needham, MA 02494. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 15, 2013. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

        Our audited financial statements for the fiscal year ended December 31, 2012 and certain other related financial and business information are contained in our 2012 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

 OTHER MATTERS

        As of the date of this proxy statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors
/s/ AVERY W. CATLIN Secretary

Needham, MA
April 25, 2013

 Appendix A

CELLDEX THERAPEUTICS, INC.
2004 EMPLOYEE STOCK PURCHASE PLAN
As amended as of March 6, 2013 (subject to stockholder approval)

        1.    Purpose.    The purpose of the Celldex Therapeutics, Inc. 2004 Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of Celldex Therapeutics, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Two Hundred Thousand (200,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent.

        2.    Administration.    The Plan will be administered by the person or persons (the "Administrator") appointed by the Company's Board of Directors (the "Board") for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

        3.    Offerings.    The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan ("Offerings"). Unless otherwise determined by the Administrator, each Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 27 months in duration or overlap any other Offering.

        4.    Eligibility.    Each individual classified as an employee (within the meaning of Section 3401(c) of the Code and the regulations thereunder) by the Company or a Designated Subsidiary (as defined in Section 12) on the Company's or the Designated Subsidiary's payroll records during the relevant participation period are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the "Offering Date") they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and more than five months in the calendar year during which the Offering Date occurs or in the calendar year immediately preceding such year, and have completed at least 60 days of employment.

        5.    Participation.    An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from his Compensation (as defined in Section 12) per pay period, (b) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 11. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

        6.    Employee Contributions.    Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of fifteen percent (15%) of his Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

        7.    Deduction Changes.    Except as may be determined by the Administrator in advance of an Offering, an employee may not increase or decrease his payroll deduction during any Offering, but may increase or decrease his payroll deduction with respect to the next Offering (subject to the limitations of Section 6) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his payroll deduction during an Offering.

        8.    Withdrawal.    An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his appropriate payroll location. The employee's withdrawal will be effective as of the next business day. Following an employee's withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 5.

        9.    Grant of Options.    On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last day of such Offering (the "Exercise Date"), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such employee's accumulated payroll deductions on such Exercise Date by the lower of (i) 85% of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Exercise Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each employee's Option shall be exercisable only to the extent of such employee's accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the "Option Price") will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less. In addition, no Participant may purchase more than 500 shares of Common Stock pursuant to the Plan in any calendar year, unless otherwise determined by the Board.

        Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 12). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

        10.    Exercise of Option and Purchase of Shares.    Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee's account at the end of an Offering will be refunded to the employee promptly.

        11.    Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

        12.    Definitions.

          a)    The term "Compensation" means the amount of base pay, prior to salary reduction pursuant to either Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

          b)    The term "Designated Subsidiary" means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by stockholders.

          c)     The term "Fair Market Value of the Common Stock" on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ National System or national securities exchange, the determination shall be made by averaging the high and the low asked price on such date. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

          d)    The term "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424(e) of the Code.

          e)    The term "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.

        13.    Rights on Termination of Employment.    If a participating employee's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under Section 8. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment, for this purpose, if the employee is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

        14.    Special Rules.    Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 14 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

        15.    Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

        16.    Rights Not Transferable.    Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        17.    Application of Funds.    All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

        18.    Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

        19.    Amendment of the Plan.    The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an "employee stock purchase plan" under Section 423(b) of the Code.

        20.    Insufficient Shares.    If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

        21.    Termination of the Plan.    The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

        22.    Governmental Regulations.    The Company's obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

        The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

        23.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        24.    Tax Withholding.    Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

        25.    Notification Upon Sale of Shares.    Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

        26.    Effective Date and Approval of Shareholders.    The Plan was adopted by the Board of Directors on March 31, 2004 and shall take effect on the date that it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000173570_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Larry Ellberger 02 Anthony S. Marucci 03 Herbert J. Conrad 04 George O. Elston 05 Harry H. Penner, Jr. 06 Timothy M. Shannon 07 Karen L. Shoos CELLDEX THERAPEUTICS, INC. 119 FOURTH AVENUE NEEDHAM, MA 02494 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013. 3 To approve an amendment to our 2004 Employee Stock Purchase Plan to increase the shares reserved for issuance thereunder by 137,500 to 200,000. 4 To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement. NOTE: In their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000173570_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K is/are available at www.proxyvote.com . CELLDEX THERAPEUTICS, INC. Annual Meeting of Stockholders June 12, 2013 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Avery W. Catlin and Anthony S. Marucci, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of common stock of Celldex Therapeutics, Inc. held of record by the undersigned on April 15, 2013 at the Annual Meeting of Stockholders to be held at the offices of Lowenstein Sandler LLP, 65 Livingston Avenue, Roseland, NJ 07068, on June 12, 2013 at 9:00 a.m. local time, or at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

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ABOUT THE MEETING
PROPOSAL 1: TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED
(Proposal No. 1)
Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Employment Agreements
Pension Benefits
Nonqualified Deferred Compensation
Potential Payments upon Termination of Employment or Change in Control
Director Compensation
Compensation Committee Interlocks and Insider Participation
Risk Considerations
COMPENSATION COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2: RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013 (Proposal No. 2)
PROPOSAL 3: AMEND THE 2004 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE SHARES RESERVED FOR ISSUANCE THEREUNDER BY 137,500 TO 200,000 (Proposal No. 3)
PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal No. 4)
STOCKHOLDER PROPOSALS
OTHER MATTERS
Appendix A
CELLDEX THERAPEUTICS, INC. 2004 EMPLOYEE STOCK PURCHASE PLAN As amended as of March 6, 2013 (subject to stockholder approval)